Exhibit 10.1

FULL CIRCLE CAPITAL CORPORATION

June 23, 2016

Full Circle Advisors, LLC

Full Circle Service Company, LLC

102 Greenwich Avenue, 2nd Floor

Greenwich, Connecticut 06830

Gentlemen:

This letter agreement will confirm our agreement as to the matters set forth below.

1.	Full Circle Capital Corporation (the "Company") is a party to (i) an Investment Advisory Agreement, dated July 13, 2010 (the "IMA"), with Full Circle Advisors, LLC ("FCA") and (ii) an Administration Agreement, dated July 14, 2010 (the "Administration Agreement"), with Full Circle Service Company, LLC ("FCSC").

2.	The Company proposes to enter into an Agreement and Plan of Merger, dated the same date as this letter agreement (the "Merger Agreement"), with Great Elm Capital Corp.

3.	The Company hereby provides FCA and FCSC notice (and FCA and FCSC hereby waive any advance notice requirements in the IMA and the Administration Agreement, respectively), and the Company, FCA and FCSC agree that:

(a)	the IMA and all obligations thereunder will terminate and be of no further force or effect as of the Effective Time (as such term is defined in the Merger Agreement), except that the provisions of Section 2 and Section 3 of the IMA (to the extent that any such provision pertains to amounts due to FCA for services performed prior to the Effective Time) and the provisions of Section 8 of the IMA shall remain in full force and effect, notwithstanding the termination of the IMA; and

(b)	the Administration Agreement and all obligations thereunder shall be terminable at any time by the Surviving Corporation (as defined in the Merger Agreement) on not less than 30 days' notice to FCSC, without payment of any penalty or termination fee, except that the provisions of Section 4 of the Administration Agreement (to the extent that any such provision pertains to amounts due to FCSC for services performed on or prior to the date that the Administration Agreement is terminated by the Surviving Corporation in accordance with the provisions hereof) and the provisions of Section 5 of the Administration Agreement shall remain in full force and effect, notwithstanding the termination of the Administration Agreement by the Surviving Corporation.

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4.	In the event that the Merger Agreement is terminated or the consummation of the transactions contemplated thereunder are not consummated for any reason, then this letter agreement (including, without limitation, the notices contained in Section 3) shall be null, void and of no force or effect.

5.	This letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws thereof.

6.	This letter agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument. This letter agreement may be executed by facsimile transmission and such facsimile signatures shall be afforded the same force and effect as original signatures for all purposes.

[Signature page follows.]

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Please confirm that the foregoing accurately sets forth our agreement by signing in the places indicated below.

Very truly yours,

FULL CIRCLE CAPITAL CORPORATION

By: /s/ Michael J. Sell______________________

Michael J. Sell

Chief Financial Officer, Treasurer, and Secretary

Full Circle Capital Corporation

Agreement Confirmed:

FULL CIRCLE ADVISORS, LLC

By: /s/ John E. Stuart

Managing Member

FULL CIRCLE SERVICE COMPANY, LLC

By: /s/ John E. Stuart

Managing Member

Signature Page to Termination Letter

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